OPERATING AGREEMENT

                                       OF

                       INLAND REAL ESTATE COLUMN I, L.L.C.


                             Dated October 19, 1998


                                 By and Between

    INLAND REAL ESTATE COLUMN I, L.L.C. an Illinois limited liability company,

                                       and

               INLAND REAL ESTATE CORPORATION, a Maryland corporation


                                      INDEX

                                                                        PAGE

RECITALS                                                                  4

ARTICLE I     DEFINITIONS                                                 4

ARTICLE II    FORMATION                                                   7
2.1  Formation                                                            7
2.2  Agreement                                                            7
2.3  Name                                                                 7
2.4  Term                                                                 7
2.5  Registered Agent and Office                                          8
2.6  Principal Office                                                     8
2.7  Qualifications                                                       8

ARTICLE III   NATURE OF BUSINESS                                          8

ARTICLE IV    LIMITATIONS                                                 8

ARTICLE V     TITLE TO COMPANY PROPERTY                                   9

ARTICLE VI    SEPARATENESS PROVISIONS                                     9

ARTICLE VII   MANAGEMENT OF THE COMPANY                                  10

ARTICLE VIII  AMENDMENTS TO ARTICLES OF ORGANIZATION                     10

ARTICLE IX    ALLOCATIONS AND DISTRIBUTIONS                              10
9.1  General Rules                                                       11
9.2  Distribution Net Cash Flow                                          11
9.3  Allocation of Profit and Loss                                       11
9.4  Maintenance of Capital Accounts                                     11
9.5  Restricted Use of Company Property                                  11

ARTICLE X     TAXES                                                      11
10.1  Elections                                                          11
10.2  Tax Matters Partner                                                11
10.3  Method of Accounting                                               11



ARTICLE XI    DISSOLUTION AND WINDING UP                                 12
11.1  Dissolution                                                        12
11.2  Effect of Dissolution                                              12
11.3  Distribution of Assets upon Dissolution                            12
11.4  Winding Up and Articles of Dissolution                             12

ARTICLE XII   MISCELLANEOUS PROVISIONS                                   12
12.1  Entire Agreement                                                   12
12.2  Construction                                                       12
12.3  Headings                                                           13
12.4  Application of Illinois Law                                        13
12.5  Severability                                                       13
12.6  Benefit                                                            13

EXHIBIT A                                                                14

EXHIBIT B                                                                15

                            OPERATING AGREEMENT
                                     of
                    INLAND REAL ESTATE COLUMN I, L.L.C.
                  (an Illinois limited liability company)


THIS OPERATING AGREEMENT of INLAND REAL ESTATE COLUMN I, L.L.C., an Illinois limited liability company (the "Company"), is entered into pursuant to the Illinois Limited Liability Company Act (the "Act"), and shall be effective as of the 19th day of October, 1998, by and between the Company and the entity executing this Agreement as its Sole Member.

  RECITALS

A. The Company has been formed for the sole purpose of acquiring, owning, operating, managing and selling those certain parcels of real estate described on Exhibit B and for such activities as are necessary, incidental or appropriate in connection therewith and the acquisition, ownership, operation, and management and sale of any shopping center acquired for the purpose of substituting debt on any of the parcels.

B. The Company was formed by filing the Certificate of Formation of the Company with the Secretary of State on the date first set forth above.

C. The parties hereto agree that the terms of this Agreement not inconsistent with the laws of the State of Illinois or the Certificate shall govern, regulate and manage the affairs of the Company.

NOW, THEREFORE, the parties hereto agree as follows:

  ARTICLE I
  DEFINITIONS
Unless otherwise specified herein, the following terms shall have the following meanings:

"Act" shall mean the Illinois Limited Liability Company Act, 805 ILCS 180/1-1 et seq., and all amendments thereto, including the Amendatory Act of 1997.

"Agreement" shall mean this Operating Agreement including all amendments to this Agreement which are adopted in accordance with this Agreement and the Act.

"Business Day" shall mean any day other than Saturday, Sunday or any legal holiday observed in the State.


"Capital Contribution" shall mean the amount of money and the fair market value of any Property other than money (determined on the date of contribution) contributed to the Company with respect to the Membership Interest held by the Sole Member at any time. Schedule "A" attached hereto and made a part hereof sets forth the initial Capital Contribution by, and the initial Membership Interests of, the Sole Member.

"Certificate" shall mean the Articles of Organization of the Company as properly adopted, amended and restated from time to time and filed with the Secretary of State.

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

"Company" shall mean Inland Real Estate Column I, L.L.C., a limited liability company formed under the laws of Illinois, and any successor limited liability company.

"Company Property" shall mean any Property owned by the Company.

"Distribution" shall mean a transfer of Property to the Sole Member on account of a Membership Interest.

"Dissolution Event" shall mean an event, the occurrence of which will result in the dissolution of the Company.

"Membership Interest(s)" shall mean the limited liability company interests of the Sole Member, including the right to any and all benefits to which such Member may be entitled in accordance with this Agreement, and the obligations as provided in this Agreement and the Act.

"Net Cash Flow" shall mean for each Fiscal Year or other period, the sum of all cash received by the Company during such period (excluding Capital Contributions and proceeds), plus any undistributed Net Cash Flow from all prior periods, less the sum of: (i) all expenses paid by the Company during such period (excluding depreciation and other non-cash expenses and Distributions); (ii) amortization of principal of loans during such period;
(iii) capital expenditures made in the ordinary course of the Company's business (except to the extent paid with proceeds of loans); and (iv) allowances for reserves.

"Notice" shall be in writing. Any Notice shall be considered given on the date of service if served personally on the Person to whom notice is to be given by commercial messenger delivery service with signature verification of delivery or by other verified means of personal delivery, on the next Business Day if delivered by overnight courier service and on the third Business Day if delivered by United States mail, certified or registered mail, postage prepaid, return receipt requested. Any Notice to the Company shall be addressed to the Sole Member at the address of the Principal Office.


"Organization" shall mean a Person other than a natural person. Organization includes, without limitation, corporations (both non-profit and other corporations), partnerships (both limited and general), joint ventures, limited liability companies, trusts and unincorporated associations, but the term does not include joint tenancies and tenancies by the entirety.

"Person" shall mean any natural person or business entity.

"Principal Office" shall mean the principal office as described in Article II hereof.

"Proceeding" shall mean any judicial or administrative trial, hearing or other activity, civil, criminal or investigative, the result of which may be that a court, arbitrator or governmental agency may enter a judgment, order, decree or other determination which, if not appealed and reversed, would be binding upon the Company, the Sole Member or other Person subject to the jurisdiction of such court, arbitrator or governmental agency.

"Proceeds" shall mean all cash received by the Company in the ordinary course of its business, excluding Capital Contributions and proceeds of loans.

"Profits" and "Losses" shall mean, for each fiscal year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separated pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

   (i)  any income of the Company that is exempt from federal income tax and
not otherwise       taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss; and

   (ii)  any expenditure of the Company described in Code Section 705(a)(2)(B)
or treated       as a Code Section 705(a)(2)(B) expenditure pursuant to
Treasury Regulations Section 1.704-1 (b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss.

"Property" shall mean any property, real or personal, tangible or intangible, including money and any legal or equitable interest in such property, but excluding services and promises to perform services in the future.

"Resignation" shall mean the act by which a Sole Member voluntarily ceases to be a Sole Member pursuant to Section 4.8 hereof.

"Secretary of State" shall mean the Secretary of State of Illinois.

"Sole Member" shall mean Inland Real Estate Corporation, a Maryland corporation.

"State" shall mean the State of Illinois.

"Taxable Year" shall mean the taxable year of the Company as determined pursuant to Code Section 706. The Taxable Year of the Company begins January 1 and ends December 31.

                                 ARTICLE II
                                 FORMATION

2.1 Formation. The Certificate has been filed with the Secretary of State, organizing the Company as a limited liability company pursuant to the Act.

2.2 Agreement. For and in consideration of the mutual covenants contained herein, the Company and the Sole Member hereby agree to the terms and conditions of this Agreement, as it may from time to time be amended according to its terms. It is the express intention of the Company and the Sole Member that this Agreement shall be the sole source of agreement of the parties and, except to the extent a provision of this Agreement expressly incorporates federal income tax rules by reference to sections of the Code or Treasury Regulations or is expressly prohibited or ineffective under the Act, this Agreement shall govern, even when inconsistent with, or different than, the provisions of the Act or any other law or rule. To the extent any provision of this Agreement is prohibited or ineffective under the Act, this Agreement shall be considered amended to the smallest degree possible in order to make this Agreement effective under the Act. In the event the Act is subsequently amended or interpreted in such a way to make any provision of this Agreement that was formerly invalid valid, such provision shall be considered to be valid from the effective date of such interpretation or amendment.

2.3 Name. The name of the Company is "Inland Real Estate Column I, L.L.C." and all business of the Company shall be conducted under that name or under any other name adopted as an assumed name, but in any case, only to the extent permitted by applicable law.

2.4 Term. The Company shall be dissolved and its affairs wound up in accordance with the Act and the Certificate except as may otherwise be provided herein but in no event later than September 30, 2050.

2.5 Registered Agent and Office. The registered agent for the service of process and the registered office shall be that Person and location reflected in the Certificate as filed in the office of the Secretary of State. The Sole Member, may, from time to time, change the registered agent or office through appropriate filings with the Secretary of State. In the event the registered agent ceases to act as such for any reason or the registered office shall change, the Sole Member shall promptly designate a replacement registered agent or file a notice of change of address, as the case may be. If the Sole Member shall fail to designate a replacement registered agent or change of address of the registered office, the Members may designate a replacement registered agent or file a notice of change of address.

2.6 Principal Office. The Principal Office of the Company shall be located at 2901 Butterfield Road, Oak Brook, IL 60523 or at such other location as the Sole Member shall determine.

2.7 Qualifications. The Company may qualify to do business in any states which recognize limited liability companies.

                                   ARTICLE III

                               NATURE OF BUSINESS

The Company may engage in any lawful business permitted by the Act or the laws of any jurisdiction in which the Company may do business and specified in the Certificate. The Company shall have the authority to do all things necessary or convenient to accomplish its purpose and operate its business as described in the Certificate and this Agreement. The Company exists only for the purpose specified in the Certificate and this Agreement and may not conduct any other business without the consent of its Member.


                                  ARTICLE IV

                                  LIMITATIONS

Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Company shall not, without the prior written consent of Column Financial, Inc., or its successors or assigns, as long as the Loan (herein defined) is outstanding, take any action or do any of the following except as otherwise provided in the documents evidencing the
Loan:

(a)  engage in any business or activity other than those set forth in Article
III;

(b) do any act which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement and the Certificate;


(c) borrow money or incur any indebtedness or assume or guaranty any indebtedness of any other entity, other than normal trade accounts and lease obligations incurred in the ordinary course of business, or grant consensual liens on the Company's property; except, however, the Sole Member is hereby authorized to secure financing (the "Loan") for the Company from Column Financial, Inc. in such amount and on such terms as such Sole Member may elect, and to grant a mortgage, deed of trust, lien or liens on the Company's property to secure such Loan, as well as incur other indebtedness to the extent expressly authorized pursuant to the documents further evidencing the Loan;

(d)  dissolve or liquidate, in whole or in part;

(e) consolidate or merge with or into any other entity or convey or transfer or lease its property and assets substantially as an entirety to any entity;

(f) institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution or bankruptcy or insolvency proceedings against it, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of property of the Company, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take company action in furtherance of any such action; or

(g)  amend the Articles of Organization or this Agreement of the Company.

                                   ARTICLE V

                          TITLE TO COMPANY PROPERTY

All Company Property shall be owned by the Company as an entity and, insofar as permitted by applicable law, the Sole Member shall not have any ownership interest in any Company Property in its individual name or right and, the membership or other ownership interest in the Company shall be personal property for all purposes.

                                  ARTICLE VI

                           SEPARATENESS PROVISIONS

The Company shall:

(a) maintain books and records and bank accounts separate from those of any other person;

(b) maintain its assets in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets;

(c) hold itself out to creditors and the public as a legal entity separate and distinct from any other entity;


(d) hold regular manager and member meetings, as appropriate, to conduct the business of the Company, and observe all other legal formalities;

(e) prepare separate financial statements and as part of a consolidated group it will be shown as a separate member of such group on the consolidated group's tax return;

(f) allocate and charge fairly and reasonably any common employee or overhead shared with affiliates;

(g) transact all business with affiliates on an arm's-length basis and pursuant to enforceable agreements;

(h) conduct business in its own name, and use separate stationery, invoices and checks;

(i)  not commingle its assets or funds with those of any other person; and

(j)  not assume, guaranty or pay the debts or obligations of any other person.


                                 ARTICLE VII

                           MANAGEMENT OF THE COMPANY

The business and affairs of the Company shall be managed by or under the direction of the Sole Member.

                                  ARTICLE VIII

                      AMENDMENTS TO ARTICLES OF ORGANIZATION

The Company may amend its Articles of Organization at any time to add a new provision or to change or remove an existing provision, provided that the Articles of Organization as amended contains only provisions that are required or permitted in the original Articles of Organization at the time of amendment.

                                  ARTICLE IX

                          ALLOCATIONS AND DISTRIBUTIONS


9.1 General Rules. Except as otherwise required pursuant to this Agreement, in its sole discretion, the Sole Member may, from time to time, make Distributions or return Capital Contributions subject to any restriction in the Certificate, provided that, if the Company has creditors, no Distribution or return of Capital Contributions may be made if, after giving effect to the Distribution, all liabilities of the Company, other than liabilities to the Sole Member on account of its Membership Interests and liabilities for which the recourse of creditors is limited to specified Company Property ("Non-Recourse Liabilities"), exceed the fair value of the assets of the Company, except that the fair value of Company Property that is subject to a Non-Recourse Liability shall be included in the assets of the Company only to the extent that the fair value of that Company Property exceeds that liability.

9.2 Distribution Net Cash Flow. Net Cash Flow for any fiscal year of the Company, if distributed in the sole discretion of the Sole Member, shall be distributed entirely to the Sole Member.

9.3 Allocation of Profit and Loss. All Profits and Losses shall be allocated entirely to the Sole Member.

9.4 Maintenance of Capital Accounts. The Company shall establish and maintain Capital Accounts in accordance with 704(b) of the Code and the Treasury Regulations thereunder for each Holder at Company expense.

9.5 Restricted Use of Company Property. The Company Property cannot be used to pay or satisfy the debts or obligations of the Sole Member without the written consent of all secured creditors of such assets.



                                   ARTICLE X

                                     TAXES

10.1 Elections. The Sole Member may make any tax elections for the Company allowed under the code or the tax laws of any state or other jurisdiction having taxing jurisdiction over the Company, including but not limited to an election under Section 754 of the Code.

10.2 Tax Matters Partner. The Sole Member shall, from time to time, elect a tax matters partner who shall act as the tax matters partner of the company pursuant to Section 6231(a)(7) of the Code and shall take such action as may be necessary to cause each other Holder to become a notice partner within the meaning of Section 6223 of the Code.

10.3 Method of Accounting. The records of the company shall be maintained on either (a) a cash receipts and disbursements method of accounting, or (b) an accrual method of accounting, as the Sole Member may determine.



                                 ARTICLE XI

                         DISSOLUTION AND WINDING UP

11.1 Dissolution. The Company shall be dissolved and its affairs wound up, whenever deemed appropriate, in the sole discretion of the Sole Member.

11.2 Effect of Dissolution. Upon dissolution, the Company shall cease carrying on business, as distinguished from the winding up of the Company business, but the Company is not terminated, and continues until the winding up of the affairs of the Company is completed and the articles of dissolution have been issued by the Secretary of State.

11.3 Distribution of Assets upon Dissolution. Upon the winding up of the Company, the Company Property shall be distributed:

(a)  first, to creditors, including the Sole Member if it is a creditor, to the
extent         permitted by law, in satisfaction of the Company's liabilities,
(except Non-Recourse Liabilities in excess of the fair value of the Company Property which is secured by such Non-Recourse Liabilities), including the expenses of liquidation and for the creation of reserves for contingencies which the Sole Member considers necessary; and

(b)    thereafter, to the Sole Member.

11.4 Winding Up and Articles of Dissolution. The winding up of the Company shall be completed when all debts, liabilities and obligations of the Company (except as provided in Section 6.3(a) hereof as to Non-Recourse Liabilities) have been paid and discharged or reasonably adequate provision therefor has been made, and all of the remaining property and assets of the Company have been distributed. Upon the completion of winding up of the Company, the articles of dissolution shall be delivered to the Secretary of State for filing. The articles of dissolution shall set forth the information required by the Act.


                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

12.1 Entire Agreement. The Agreement, including the Recitals which are hereby incorporated by this reference, represents the entire agreement between the Sole Member and the Company.


12.2 Construction. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice-versa. Whenever, the masculine gender is used in this Agreement and when required by the context, the same shall include the feminine and neuter genders.

12.3 Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

12.4 Application of Illinois Law. This Agreement and its interpretation shall be governed exclusively by its terms and by the laws of the State of Illinois, and specifically the Act.

12.5 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but, if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. If any part of any covenant or other provision in this Agreement is determined by a court of law to be overly broad thereby making the covenant unenforceable, the parties hereto agree, and it is their desire, that the court shall substitute a judicially enforceable limitation in its place, and that as so modified the covenant shall be binding upon the parties as if originally set forth herein.

12.6 Benefit. This Agreement shall be binding upon, and inure to the benefit of, and shall be enforceable by, the heirs, successors, legal representatives and permitted assignees of the Sole Member and the successors, assignees and transferees of the Company.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals on the date set forth above.

Sole Member:

Inland Real Estate Corporation, a Maryland corporation

By: /s/Roberta S. Matlin
Its:   Vice President




                                  EXHIBIT A

                       INLAND REAL ESTATE COLUMN I, L.L.C.
                 THE SOLE MEMBER'S NAME, CAPITAL CONTRIBUTIONS
                           AND MEMBERSHIP INTERESTS





MEMBER NAME AND ADDRESS            CAPITAL CONTRIBUTIONS   MEMBERSHIP INTERESTS

Inland Real Estate Corporation     Assets and Liabilities          100%
2901 Butterfield Road              set forth on Exhibit C
Oak Brook, IL 60523                for the Real Property
                                   legally described on
                                   Exhibit B



                                    EXHIBIT B

           ASSETS AND LIABILITIES OF THE REAL ESTATE COMMONLY KNOWN AS:


1.    Berwyn Plaza Shopping Center, 6901 W. Ogden Avenue, Berwyn, Illinois and
legally   described on Exhibit B-1

2.    Rivertree Court Shopping Center, Southeast corner of IL Route 60
(Townline Road) and IL   Route 21 (Milwaukee Avenue), Vernon Hills, Illinois
and legally described on Exhibit B-2

3.  Walgreens Store, 331 North Irving Park Road, Woodstock, Illinois and
legally described on   Exhibit B-3

4.  Winnetka Commons Shopping Center, Winnetka Avenue and 36th Avenue North,
New   Hope, Minnesota and legally described on Exhibit B-4

5.  Woodland Heights Shopping Center, 116-139 and 217-237 Irving Park Road,
Streamwood,   Illinois and legally described on Exhibit B-5





Exhibits B-1 to B-5, which contains legal descriptions, have been intentionally omitted.